Exhibit 99.1

For release:  July 26, 2011

First Place Receives Nasdaq Notification of
Extension of Time to Regain Compliance

Warren, Ohio - First Place Financial Corp. (Nasdaq:FPFC) (the “Company”) announced today that it has received a letter from the Nasdaq Office of General Counsel, Hearings informing the Company that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined to grant the request of the Company to remain listed on The Nasdaq Stock Market while the Company works to regain compliance with the filing requirements for continued listing.  In the letter, it was acknowledged that the Company appears committed in its effort to regain compliance and has been diligently working to resolve the loan loss matter and to issue the related restatements.

In accordance with the Panel’s determination, on or before November 10, 2011, the Company must file with the Securities and Exchange Commission all of the filings that are delinquent as of that date, including its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010, and March 31, 2011, and the restatements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, December 31, 2009, and March 31, 2010.

“We are pleased with Nasdaq’s approval of the Company’s continued listing and we are committed in our efforts to regain compliance with the Nasdaq market rules,” stated Steven R. Lewis, President and Chief Executive Officer.  “We believe we will be able to issue our restated financial statements for 2010 and 2009, as well as our financial statements for the current year in accordance with the Panel’s timeline,” continued Lewis.

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Forward-Looking Statements

When used in this press release, in future press releases or other public or shareholder communications, in filings with the SEC or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “ are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated.  Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About First Place Financial Corp.

First Place Financial Corp. is a $3.1 billion financial services holding company based in Warren, Ohio, with two wholly-owned subsidiaries: First Place Bank and First Place Holdings, Inc.  Through First Place Bank, the Company operates 41 retail locations, 2 business financial service centers and 22 loan production offices.  Wholly-owned subsidiaries of First Place Holdings, Inc. include First Place Insurance Agency, Ltd., and First Place Real Estate, Ltd.  First Place Holdings, Inc. also has a 75% interest in Title Works Agency, LLC.  Additional information about First Place Financial Corp. may be found on the Company’s web site:  www.firstplacebank.com.

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